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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                             December 6, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-CS TELE-GLOBAL TRUST DAF                  891837   33-49831   811-3044


DEFINED ASSET FUNDS-IBF MCS-26                                782341   33-48778   811-2843


DEFINED ASSET FUNDS-CIF ITS-27                                791015   33-35916   811-2295
DEFINED ASSET FUNDS-CIF ITS-30                                791018   33-40889   811-2295
DEFINED ASSET FUNDS-ITS-47 DAF                                883658   33-49829   811-2295


DEFINED ASSET FUNDS-MITF ITS-182                              868145   33-42203   811-1777
DEFINED ASSET FUNDS- ITS-216 DAF                              868125   33-50179   811-1777


DEFINED ASSET FUNDS- ITS-240 DAF                              924327   33-55465   811-1777
DEFINED ASSET FUNDS- ITS-241 DAF                              924329   33-55643


DEFINED ASSET FUNDS-MITF MSS-15                               881841   33-48969   811-1777
DEFINED ASSET FUNDS-MITF MSS 4S                               780537   33-22798   811-1777
DEFINED ASSET FUNDS-MITF MSS 6F                               847170   33-30166   811-1777
DEFINED ASSET FUNDS- MSS-74 DAF                               910025   33-55781
DEFINED ASSET FUNDS-MITF MSS 7Q                               847223   33-36861   811-1777
DEFINED ASSET FUNDS-MITF MSS 7R                               847224   33-37008   811-1777
DEFINED ASSET FUNDS-MITF MSS 9K                               868182   33-42579   811-1777
DEFINED ASSET FUNDS-MITF MSS 9L                               868183   33-42788   811-1777

TOTAL:   17 FUNDS

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